Exhibit 4.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “(***).”

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL IN A FORM ACCEPTABLE TO THE COMPANY.

Amendment Issue Date: May 29, 2026    Principal Amount: $3,036,350.39

AMENDED AND RESTATED SUBORDINATED SECURED PROMISSORY NOTE DUE APRIL 1, 2027

Fathom Holdings Inc., a North Carolina corporation (the “Company”), having its principal place of business at 2000 Regency Parkway Drive, Suite 300, Cary, NC 27518, previously issued a Subordinated Secured Promissory Note, dated March 18, 2026 (the “Original Note”), in the original principal sum of $2,000,000 to Bed Bath & Beyond, Inc., a Delaware corporation or its registered assigns (“Holder”). From the Original Issue Date (as defined below) until the date hereof, interest in the amount of $36,350.39 has accrued on the Original Principal Amount (as defined below) under the Original Note. The Company has requested, and Holder has agreed to make, an additional loan of $1,000,000 to the Company (the “Additional Principal Amount”), and the Company and Holder desire to amend and restate and replace the Original Note and re-evidence the obligations thereunder to reflect the amount outstanding on the Amendment Issue Date and the Additional Principal Amount.

NOW, THEREFORE, THIS AMENDED AND RESTATED SUBORDINATED SECURED PROMISSORY NOTE is a duly authorized and validly issued promissory note of the Company, and designated as its Amended and Restated Subordinated Secured Promissory Note due April 1, 2027 (this “Amended and Restated Note”).

FOR VALUE RECEIVED, the Company promises to pay to Holder, or shall have paid pursuant to the terms hereunder, the principal sum of $3,036,350.39 on April 1, 2027 (the “Maturity Date”), or such earlier date as this Amended and Restated Note is required or permitted to be repaid as provided hereunder, and to pay interest to Holder on the aggregate then outstanding principal amount of this Amended and Restated Note in accordance with the provisions hereof. This Amended and Restated Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Amended and Restated Note, the following terms shall have the following meanings:
“Additional Principal Amount” shall have the meaning set forth in the introductory paragraphs above.

“Amended and Restated Note” shall have the meaning set forth in the introductory paragraphs above.

“Amendment Closing Date” means the Amendment Issue Date.

“Amendment Issue Date” means the date of the first issuance of this Amended and Restated Note as set forth above, regardless of any transfers of this Amended and Restated Note and regardless of the number of instruments which may be issued to evidence this Amended and Restated Note.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
“Blocked Deposit Account” has the meaning given such term in Section 11 hereof.
“Business Day” means any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.
“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the aggregate votes of the then-issued and outstanding voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the

Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction.

“Closing” means the time of execution and delivery by the Company of this Amended and Restated Note to Holder.

“Common Stock” means (a) the Company’s common stock, no par value per share, and (b) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Company Covered Person” shall have the meaning set forth in Section 4(aa)(i).

“Company Covered Persons” shall have the meaning set forth in Section 4(aa)(i).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Current Report” shall have the meaning set forth in Section 5(c).
“Disqualification Event” shall have the meaning set forth in Section 4(aa)(i).
“Documents” means, collectively, this Amended and Restated Note, the Security Agreement, the Subsidiary Guarantee and/or any other document and/or instrument related thereto and the transactions hereunder and/or thereunder and/or any other agreements, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

“Evaluation Date” shall have the meaning set forth in Section 4(q).
“Event of Default” shall have the meaning set forth in Section 7(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” shall have the meaning set forth in Section 4(o).

“Indebtedness” means, with respect to any Person at any date, without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the purchasers under such agreement in the event of default are limited to repossession or sale of such property), (e) the capitalized amount of all capital lease obligations of such Person that would appear on a balance sheet in accordance with GAAP (provided, however, capital lease obligations shall not include any obligations under operating leases that are required to be treated as capital leases on account of the adoption of FAS 842 where such leases would not have been required to be treated as capital leases under GAAP as in effect on December 31, 2015), (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (g) all obligations of such Person, contingent or otherwise, with respect to all unpaid drawings in respect of letters of credit, bankers’ acceptances and similar obligations, (h) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that, if such Person has not assumed or become liable for the payment of such obligation, the amount of such Indebtedness shall be limited to the lesser of (A) the principal amount of the obligation being secured and (B) the fair market value of the encumbered property; and (j) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (a)-(i) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Intellectual Property Rights” shall have the meaning set forth in Section 4(k).

“Liabilities” means all direct or indirect liabilities and obligations of any kind of Company to Holder pursuant to this Amended and Restated Note and/or any of the other Documents.

“Liens” or “liens” means a lien, mortgage, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, prospects, operations, or condition (financial or otherwise) of Company and all of its Subsidiaries, taken as a whole, (b) the validity or enforceability of this Amended and Restated Note or any of the other Documents or (c) the rights or remedies of Holder hereunder.

“Material Subsidiaries” means, collectively, the following Subsidiaries of the Company: E4:9 Holdings LLC, a Delaware limited liability company, IntelliAgent, LLC, a Texas limited liability company, Fathom Realty Holdings LLC, a Texas limited liability company, and Verus Holdings Inc., a North Carolina corporation.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

“Original Closing Date” means the Original Issue Date. “Original Issue Date” means March 18, 2026.
“Original Note” shall have the meaning set forth in the introductory paragraphs above.

“Original Principal Amount” means $2,000,000, being the original principal amount advanced under the Original Note.

“Other Covered Person” shall have the meaning set forth in Section 4(aa)(2).
“Permitted Indebtedness” means (a) Indebtedness of the Company evidenced by this Amended and Restated Note and/or any other Document in favor of Holder including all Liabilities, (b) Indebtedness of the Company and its Subsidiaries set forth in the Company’s most recent SEC Reports prior to the Original Closing Date, provided none of such Indebtedness, has been materially increased, extended and/or otherwise changed since the date of the most recent SEC Reports), (c) Indebtedness that is subordinated to and not equal to or senior to this Amended and Restated Note, (d) trade Indebtedness incurred in the ordinary course of business, (e) Indebtedness secured by Permitted Liens described in clauses “(d)” and “(e)” of the definition of Permitted Liens, and (f) Indebtedness existing as of the Original Issue Date, including, without limitation, the Senior Debt.

“Permitted Liens” means (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (c) any Lien created by operation of law, such as materialman’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (d) Liens (i) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (e) Liens arising in connection with capital lease obligations (and attaching only to the property being leased) or (f) any Liens securing Permitted Indebtedness set forth in Sections (a) through (c) and (f) of the definition of Permitted Indebtedness.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

“Plan” shall have the meaning set forth in Section 5(f).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market ( or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by Holder.

“Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).
“SEC” or “Commission” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 4(o).

“Securities” means this Amended and Restated Note and any securities of the Company issued in replacement or substitution hereof.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” shall have the meaning set forth in Section 8(k).
“Senior Debt” shall have the meaning set forth in Section 9(a).

“Senior Debt Documents” shall have the meaning set forth in Section 9(a).

“Senior Lenders” shall have the meaning set forth in Section 9(a).

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated as of March 18, 2026, as hereinafter amended and/or supplemented, together with all exhibits, schedules and annexes thereto.

Section 2. Interest; Prepayment.

(a)Payment of Interest. This Amended and Restated Note will accrue interest on the unpaid principal amount commencing on the Amendment Issue Date until such principal amount is repaid in full at a rate equal to (i) nine percent (9%) per annum or
(ii) such lesser rate as shall be the maximum rate allowable under applicable law. At the end of each calendar month, all interest accrued hereunder shall be paid in kind, deemed capitalized and added to the principal amount hereof; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, interest accrued but not yet paid will be due and payable upon any prepayment, and/or acceleration, whether as a result of an Event of Default or otherwise.

(b)Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30-calendar day periods, and shall accrue commencing on the date hereof until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Amended and Restated Note is registered on the records of the Company regarding registration and transfers of this Amended and Restated Note (the “Note Register”).
(c)Prepayment. Subject to Section 9 hereof, the Company may prepay this Amended and Restated Note, in full or in part, without premium or penalty. Any prepayment of this Amended and Restated Note shall be credited first against accrued interest, then principal.
Section 3.    Registration of Transfers and Exchanges.
(a)Different Denominations. This Amended and Restated Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)     Investment Representations. This Amended and Restated Note is being issued subject to the investment representations of the original Holder set forth below and may be transferred or exchanged only in compliance therewith and applicable federal and state securities laws and regulations. The original Holder hereby represents and warrants as of the date hereof to the Company as follows:

(i)Own Account. Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Holder’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws).

(ii) Accredited Investor Status; Investment Experience. At the time Holder was offered the Securities it was, and as of the date hereof it is, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(iii) Experience of Holder. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(iv) General Solicitation. Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(v) Reliance on Exemptions. Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Securities.

(vi)      Information. Holder has been afforded the opportunity to ask questions of the Company. Holder understands that its investment in the Securities involves a high degree of risk. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities.

(vii)        No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(viii)     Brokers or Finders. No brokerage or finder’s fees or commissions are or will be payable by Holder to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Amended and Restated Note. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Amended and Restated Note.

(c)     Reliance on Note Register. Prior to due presentment for transfer to the Company of this Amended and Restated Note, the Company and any agent of the Company may treat the Person in whose name this Amended and Restated Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Amended and Restated Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Representation and Warranties of the Company. Except as set forth in the SEC Reports, the Company represents and warrants to Holder that as of the Amendment Closing Date (unless as of a specific date therein):
(a)Material Subsidiaries. All of the direct and indirect Material Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Material Subsidiary free and clear of any Liens, other than Permitted Liens, and all of the issued and outstanding shares of capital stock or other equity ownership interest of each Material Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)     Organization and Qualification. The Company and each of the Material Subsidiaries is an entity duly incorporated or otherwise organized and validly existing, and the Company and each Material Subsidiary is in good standing, under the respective laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Material Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Material Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c)     No Conflict. The execution, delivery and performance of the Documents and the transactions contemplated thereby by the Company, including, but not limited to, the issuance of this Amended and Restated Note do not and shall not contravene or conflict with any provision of, or require any consents (except such consents as have already been received) under (i) any law, rule, regulation or ordinance, (ii) the Company’s organizational documents; and/or (iii) any agreement binding upon the Company or any of the Company’s properties, except in the case of (i) and (iii) as would not reasonably be expected to have a Material Adverse Effect, and do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of the Company’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise, except as would not reasonably be expected to have a Material Adverse Effect.
(d)    Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Documents and the performance of all obligations of the Company under the Documents and have been taken on or prior to the date hereof. Each of the Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles regardless of whether such enforcement is considered in a proceeding in equity or at law, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable law.
(e)    Title to Assets. The Company has good and marketable title to all assets owned by Company that are material to the business of the Company.
(f)    No Violations of Laws. The Company is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body, except as would not reasonably be expected to have a Material Adverse Effect.
(g)    Taxes. All federal, and material state and local tax returns required to be filed by the Company have been filed with the appropriate governmental agencies and all taxes due and payable by the Company have been timely paid.

(h)    Fiscal Year. The fiscal year of the Company ends on December 31 of each year.
(i)    Accuracy of Information, etc. No statement or information contained in this Amended and Restated Note, the SEC Reports, any other Document or any other document, certificate or statement furnished to Holder by or on behalf of the Company in writing for use in connection with the transactions contemplated by this Amended and Restated Note and/or the other Documents contained, as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to the Company that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Documents, or in any other documents, certificates and statements furnished to Holder for use in connection with the transactions contemplated hereby and by the other Documents.
(j)    Affiliate Transactions. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.
(k)    Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Company has not received a written notice of a claim that, nor does the Company otherwise have any knowledge that, the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Company are set forth in the SEC Reports.

(l)    USA Patriot Act. The Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law on October 26, 2001). No part of the proceeds of this Amended and Restated Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(m)    Foreign Asset Control Laws. The Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.
(n)    Valid Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the applicable Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in Holder full and sole title and power to the Securities.
(o)    SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(p)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i)

there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting other than as required by GAAP; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or affiliate, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Material Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.
(q)    Sarbanes-Oxley; Internal Accounting Controls. The Company and the Material Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of Amendment Closing Date and as of the Original Closing Date. The Company and the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Material Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Material Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Material Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Material Subsidiaries.

(r)    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors or 5% or greater stockholders in their capacities as such.
(s)    No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Section 3(b), neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act that would require the registration of any such Securities and/or any other securities of the Company under the Securities Act.
(t)    No Consents. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Company to enter into this Amended and Restated Note and/or the other Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Amended and Restated Note, and/or any of the other Documents to which it is a party, except for such consents as have already been received.
(u)    No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
(v)    Acknowledgment Regarding Holder’s Purchase of Amended and Restated Note. The Company acknowledges and agrees that Holder is acting solely in the capacity of an arm’s length purchaser with respect to this Amended and Restated Note and the other Documents. The Company further acknowledges that Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Documents and the transactions contemplated hereby and thereby, and any advice given by Holder or any of its representatives or agents in connection with the Documents and the transactions contemplated hereby and thereby is merely incidental to Holder’s purchase of the Securities. The Company further represents to Holder that the Company’s decision to enter into the Documents has been based solely on the independent evaluation by the Company and its representatives.
(w)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Documents. Holder shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Documents.

(x)    Private Placement. Assuming the accuracy of Holder’s representations and warranties set forth in Section 3(b), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Holder as contemplated hereby.
(y)    Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(z)    Accountants. The Company’s accounting firm is Deloitte & Touche LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2025.
(aa)    Rule 506(d) Bad Actor Disqualification Representations and Covenants.
(i)No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Amended and Restated Note and on the Amendment Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (A) the identity of each person that is a Company Covered Person; and (B) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).
(ii)Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) who has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of this Amended and Restated Note who is subject to a Disqualification Event (each, an “Other Covered Person”).
(iii)Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (A) any Disqualification Event relating to that Company Covered Person, and (B) any event that would, with the passage of time, become a

Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Amendment Closing Date.
(iv)    Notice of Disqualification Events. The Company will notify Holder immediately in writing upon becoming aware of (A) any Disqualification Event relating to any Company Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(bb)    Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity.
(cc)    Seniority. As of the Amendment Closing Date, no Indebtedness or other claim against the Company is senior to this Amended and Restated Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than (i) the Senior Debt, (ii) Indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and (iii) capital lease obligations (which is senior only as to the property covered thereby).
Section 5.    Covenants.

(a)Transfer Restrictions.
(i)The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of Holder, the Company may require, at the Company’s expense, the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Amended and Restated Note and shall have the rights and obligations of Holder under this Amended and Restated Note.
(ii)Holder agrees to the imprinting, so long as is required by this Section 5(a), of a legend on any of the Securities in the following form:
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE

EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL IN A FORM ACCEPTABLE TO THE COMPANY.
(b)    Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide Holder or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential and not trade Company securities while in possession of such information. The Company understands that Holder may be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to Holder without Holder’s consent, the Company hereby covenants and agrees that Holder shall not have any duty of confidentiality to Company or any of its officers, directors, agents, employees or affiliates, or a duty to the Company or any of its officers, directors, agents, employees or affiliates not to trade on the basis of such material, non-public information, provided that Holder shall remain subject to applicable law. To the extent that any notice provided pursuant to any Document constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. Holder shall not have any liability to the Company or any of its directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands that Holder may be relying on the foregoing covenants and obligations in effecting transactions in securities of the Company.
(c)    Securities Law Disclosure; Publicity. (i) No later than 9:30 am (EDT) on the second Trading Day after the date hereof, the Company shall issue a Current Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Documents required to be included in such Current Report as exhibits thereto. The Company represents to Holder that, as of the issuance of the first such Current Report, the Company shall have publicly disclosed all material, non-public information delivered to Holder, if any, as of such time by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by the Documents. The Company shall afford Holder and Holder’s counsel with a reasonable opportunity to review and comment upon, shall consult with them on the form and substance of, and shall give due consideration to all such comments from them on, any press release, SEC filing or any other public disclosure made by or on behalf of the Company relating to Holder, the Documents and/or the transactions contemplated by any Document, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which Holder shall reasonably object, unless required by law. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure contained in periodic reports filed with the SEC under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Holder, or include the name of Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Holder, except: (a) as required by federal securities law in connection with the filing of final Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Holder with prior notice of such disclosure permitted under this clause (b).
(d)    Taxes and Liabilities. The Company shall pay when due all of its material taxes, assessments and other liabilities, except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.
(e)    Maintenance of Business; Company Names. The Company shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation and become or remain, and cause each of its Material Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Amended and Restated Note; provided, however, that it may change its jurisdiction of organization or formation establishment upon ten (10) days’ prior written notice to Holder. The Company shall give Holder ten (10) days’ prior written notice before the Company changes its name or does business under any other name.
(f)    Employee Benefit Plans, Etc. The Company shall (i) maintain each plan and/or each employee benefit plan (each, a “Plan”) as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner that would materially increase its obligation to contribute to such Plan and/or plan.
(g)    Good Title. The Company shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.
(h)    Maintenance of Intellectual Property Rights. The Company will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Company that are necessary or material to the conduct of its business in full force and effect.
(i)    Locations. The Company shall give Holder ten (10) days’ prior written notice of a change in its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence.

(j)    Negative Covenants. Until all the Liabilities are paid in full, Company covenants and agrees that:
(i)    Restricted Payments. Except as contemplated by the Documents, and except for payments to Holder, the Company shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, except for the Permitted Indebtedness; provided, however, that, notwithstanding anything to the contrary provided herein or elsewhere, except for Senior Debt, in no event shall the Company directly and/or indirectly make any payment to any officer, director, or 5% or greater beneficial holder of the Company’s voting stock or Common Stock or an affiliate of the Company and/or any affiliate of any such person representing the direct and/or indirect repayment of Indebtedness, premiums and/or interest on Indebtedness, and/or accrued but unpaid interest.
(ii)        Restriction on Redemption and Dividends. Other than as permitted or required under the Documents, the Company shall not, directly or indirectly, redeem or repurchase more than a de minimis number of shares of or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property.
(iii)    Indebtedness. The Company shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.
(iv)        Liens. The Company shall not create or permit to exist any Liens or security interests with respect to any assets, whether now owned or hereafter acquired and owned, except for Permitted Liens.
(v)        Guaranties, Loans or Advances. The Company shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for (i) guarantee obligations that are Permitted Indebtedness and (ii) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.
(vi)        Change of Control. The Company shall not effect any Change of Control Transaction unless all Liabilities under this Amended and Restated Note are paid in full prior to or contemporaneously with the closing of such Change of Control Transaction.
(vii)    Change in Nature of Business. The Company shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Company on the Original Closing Date or any business substantially related or incidental thereto. The Company shall not, directly or indirectly, modify its corporate structure for any purpose.
(viii)    Violation of Law. The Company shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body if such violation could have a Material Adverse Effect.
(ix)    Transactions with Affiliates. The Company shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions which would be required to be disclosed in any public filing with the SEC (including, without limitation, lending funds to an affiliate and/or borrowing funds from any affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, affiliate and/or any affiliate of such person, unless such transaction is made on an arms’ length basis and expressly approved by a majority of the disinterested directors (even if less than a quorum otherwise required for board approval).
(x)        Use of Proceeds. The Company shall not use the proceeds of the Additional Principal Amount for any purpose except to satisfy regulatory requirements with respect to the wholesale line of credit for its mortgage business and the mortgage business of the Company’s Subsidiaries.
(k)    Further Assurances. The Company shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as Holder may reasonably request for the purposes of implementing or effectuating the provisions of this Amended and Restated Note and the other Documents.
(l)    Secured Obligation. For the avoidance of doubt, the obligations of the Company under the Documents are secured by the Security Agreement. Further, the term “Obligations” as defined in the Security Agreement shall include, without limitation, principal of, and interest on this Amended and Restated Note and the loan extended pursuant hereto.
Section 6. Closing Conditions. Holder’s obligation to accept this Amended and Restated Note and advance the Additional Principal Amount at Closing is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with such Closing (unless waived by Holder in writing in its sole and absolute discretion):
(a)Delivery of Amended and Restated Note. Holder shall have received from the Company this Amended and Restated Note, duly executed by the Company.
(b)Approvals. The receipt by Holder of all governmental and third-party approvals necessary in connection with the execution and performance of the Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c)Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the Closing:
(i)    Representations and Warranties. Each of the representations and warranties made by Company in or pursuant to the Documents and all schedules and/or exhibits to this Amended and Restated Note and/or any of the other Documents shall be true and correct in all material respects (without any duplication of any materiality qualifiers contained therein) on and as of the Amendment Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date, in which case such representation and warranty shall be true and correct as of such date).
(ii)    No Events of Default. No Event of Default or any other event that, with the passage of time or the giving of notice or both, would become an Event of Default shall have occurred or would result from the issuance of this Amended and Restated Note to Holder or the performance of any other transaction set forth or contemplated by any of the Documents.

(iii)    Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Amended and Restated Note and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to Holder.

(iv)        No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Documents and/or any of the transactions contemplated by the Documents.

(v)        No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the Documents and/or any of the transactions contemplated by the Documents, or seeking material damages in connection with such Documents and/or transactions.

(vi)        No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.
(vii)    Completion of Due Diligence. Holder shall have completed its legal, business and financial due diligence of the Company to its full satisfaction and shall be fully satisfied with the results thereof.

Section 7.    Events of Default.

(a)“Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(i)    any default in the payment of (A) the principal amount of this Amended and Restated Note or (B) interest, liquidated damages and any other amounts owing to Holder on this Amended and Restated Note, as and when the same shall become due and payable (whether on the Maturity Date, by acceleration or otherwise), which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Business Days;

(ii)        the Company shall fail to observe or perform any other covenant or agreement contained in this Amended and Restated Note, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by Holder to the Company and (B) ten (10) Business Days after the Company has become or should have become aware of such failure;

(iii)    a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Documents;

(iv)        any representation or warranty made in this Amended and Restated Note, any other Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v)        the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(vi)        the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);
(vii)    the occurrence and continuation beyond any applicable cure period of any event of default under the Senior Debt Documents, which results in a right of the Senior Lenders to accelerate the maturity of the Senior Debt;

(viii)    the occurrence of any Change of Control Transaction;
(ix)        one or more final judgments or decrees shall be entered against the Company, any Significant Subsidiary or Holder with respect to this Amended and Restated Note, any other Document or any of the obligations or provisions hereunder or thereunder; or
(x)        any breach of Section 11 hereof.

(b)    Remedies Upon Event of Default. Subject to Section 9 hereof, if any Event of Default occurs and is continuing, then at Holder’s election, the outstanding principal amount of this Amended and Restated Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable. After the occurrence of any Event of Default that results in the eventual acceleration of this Amended and Restated Note and while it is continuing, the interest rate on this Amended and Restated Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder, and Holder shall have all rights as a holder of this Amended and Restated Note until such time, if any, as Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

(a)Notices. Any and all notices or other communications or deliveries to be provided by Holder or the Company hereunder shall be in writing and delivered personally, by electronic mail or sent by a nationally recognized overnight courier service, addressed to the Company or Holder, as applicable, at the address or electronic mail address set forth on the signature page of this Amended and Restated Note or such other address as Holder or the Company may specify for such purposes by notice to Holder or the Company, as applicable, delivered in accordance with this Section 8(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail prior to 5:00 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
(b)Absolute Obligation. Except as expressly provided herein, no provision of this Amended and Restated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages, and accrued interest, as applicable, on this Amended and Restated Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Amended and Restated Note is a direct debt obligation of the Company.

(c)Lost or Mutilated Note. If this Amended and Restated Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Amended and Restated Note, or in lieu of or in substitution for a lost, stolen or destroyed Amended and Restated Note, a new Amended and Restated Note for the principal amount of this Amended and Restated Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Amended and Restated Note, and of the ownership hereof, reasonably satisfactory to the Company.
(d)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amended and Restated Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amended and Restated Note or the transactions contemplated hereby.

(e)    Amendment; Waiver. Any provision of this Amended and Restated Note may be amended by a written instrument executed by the Company and Holder, which amendment shall be binding on all successors and assigns. Any provision of this Amended and Restated Note may be waived by the party seeking enforcement thereof, which waiver shall be binding on all successors and assigns. Any waiver by the Company or Holder must be in writing. Any waiver by the Company or Holder of a breach of any provision of this Amended and Restated Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Amended and Restated Note. The failure of the Company or Holder to insist upon strict adherence to any term of this Amended and Restated Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amended and Restated Note on any other occasion.
(f)    Severability. If any provision of this Amended and Restated Note is invalid, illegal or unenforceable, the balance of this Amended and Restated Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.
(g)    Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Amended and Restated Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Amended and Restated Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

(h)    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. Subject to Section 9 hereof, the remedies provided in this Amended and Restated Note shall be cumulative and in addition to all other remedies available under this Amended and Restated Note and any of the other Documents (including, without limitation, the Security Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Amended and Restated Note. The Company covenants to Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to Holder that is requested by Holder to enable Holder to confirm the Company’s compliance with the terms and conditions of this Amended and Restated Note.
(i)    Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j)    Headings. The headings contained herein are for convenience only, do not constitute a part of this Amended and Restated Note and shall not be deemed to limit or affect any of the provisions hereof.

(k)    Secured Obligation. Subject to Section 9 hereof, the obligations of the Company under this Amended and Restated Note are secured by all assets of the Company and the Material Subsidiaries pursuant to a Security Agreement, dated as of March 18, 2026, between the Company, the Material Subsidiaries and the Secured Party (as defined therein) (the “Security Agreement”).
(l)    Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Amended and Restated Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company shall so indicate to Holder contemporaneously with delivery of such notice, and in the absence of any such indication, Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(m)    Surrender of Note. Upon the payment in full of the outstanding principal amount of this Amended and Restated Note, plus accrued but unpaid interest, liquidated damages and all other amounts owing in respect thereof, Holder shall promptly surrender this Amended and Restated Note to or as directed by the Company.

(n)    Costs, Expenses and Taxes. Notwithstanding anything to the contrary provided herein or elsewhere, Company agrees to pay all reasonable, documented direct and indirect out-of-pocket costs and expenses of Holder related to the negotiation, due diligence, preparation, closing, and all other items regarding or related to this Amended and Restated Note and the other Documents and all of the transactions contemplated herein and/or therein, including, but not limited to, the reasonable legal fees and expenses of Holder’s legal counsel, Latham & Watkins LLP; provided, however, Company’s responsibility for such expenses in connection with the Closing shall not exceed, in the aggregate, $25,000 for Latham & Watkins LLP as Holder’s legal counsel. In addition, Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of the Documents and the Company agrees to hold Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against Holder, Company, to the extent and in the manner reasonably directed by Holder, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel reasonably approved by Holder. If Company shall fail to do any act or thing which each has covenanted and/or agreed to do under this Amended and Restated Note and/or any other Document or any representation or warranty on the part of Company contained in this Amended and Restated Note and/or any other Document shall be breached, Holder may, in its sole and absolute discretion, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all reasonable amounts so expended by Holder shall be repayable to Holder by Company immediately upon Holder’s demand therefor, with interest at a rate equal to eighteen (18%) percent during the period from and including the date funds are so expended by Holder to the date of repayment in full, and any such amounts due and owing to Holder shall be deemed to be part of the Liabilities secured hereunder and under the other Documents. The obligations of Company under this Section 8(n) shall survive the termination of this Amended and Restated Note and the discharge of the other obligations of Company under the Documents.

(o)    Indemnity, Etc. In addition to the payment of expenses pursuant to Section 8(n), Company agrees to indemnify, pay and hold Holder, and Holder’s affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable documented out-of-pocket costs, reasonable documented out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to (i) any breach of any of the representations or warranties, or any failure to perform or comply with any covenants or agreements, made by the Company in this Amended and Restated Note or in any other Documents or (ii) any proceeding instituted against any Indemnitee, in any capacity, by any stockholder of the Company who is not an affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Documents (unless such proceeding is based upon a breach of an Indemnitee’s representations or warranties, or any failure of an Indemnitee to perform or comply with any of its covenants or agreements, in this Amended and Restated Note or in any other Documents, or any violations by an Indemnitee of state or federal securities or other laws, or any conduct by such Indemnitee which constitutes bad faith, fraud, gross negligence or willful misconduct) (the “Indemnified Liabilities”); provided that Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the violation of law or this Amended and Restated Note, bad faith, fraud, gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment. In no event shall Holder and/or any of its employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Company and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders, except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from such Person’s violation of law or this Amended and Restated Note, bad faith, fraud, willful misconduct or gross negligence.

(p)    Counterparts. This Amended and Restated Note may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amended and Restated Note.
(q)    Binding Effects; Assignment. This Amended and Restated Note shall be binding upon, and inure to the benefit of, Holder, Company and their respective successors, assigns, representatives and heirs. Neither the Company nor Holder shall assign any of its rights nor delegate any of its obligations under the Documents without the prior written consent of the other party.

(r)    Entire Agreement. This Amended and Restated Note, together with the other Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Amended and Restated Note and the other Documents.

(s)    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Documents or any amendments thereto.

(t)    Survival. The representations, and warranties of the Company and Holder herein and/or in the other Documents shall survive the execution and delivery hereof and the effectiveness of this Amended and Restated Note; the obligations, liabilities, agreements and covenants of the Company and Holder set forth herein and/or in the other Documents shall survive the execution and delivery hereof and effectiveness of this Amended and Restated Note, as shall all rights and remedies of the Company and Holder set forth in this Amended and Restated Note and/or in any of the other Documents.

(u)    No Integration. Neither the Company, nor any of its affiliates, nor any person acting on behalf of the Company or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) which will be integrated with the sale and/or issuance of any of the Securities in a manner which would require the registration of the Securities under the Securities Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

Section 9.    Subordination.

(a)The indebtedness evidenced by this Amended and Restated Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s obligations (collectively, the “Senior Debt”) under a Securities Purchase Agreement, dated as of September 25, 2024, and certain Senior Secured Convertible Promissory Notes (collectively, the “Senior Debt Documents”) with (a) (***) and (b) Scott Flanders (collectively, the “Senior Lenders”). Upon request by the Company, Holder and each subsequent holder of this Amended and Restated Note agrees to confirm this subordination relationship to the Senior Lenders in a form reasonably acceptable to the Senior Lenders and such Holder or subsequent holder, as applicable. Nothing will impair, as between the Company and Holder, the obligation of the Company, which is absolute and unconditional, to pay to Holder hereof the principal hereof and interest hereon as and when the same will become due and payable, or will prevent Holder hereof, upon an Event of Default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the Senior Lenders under the Senior Debt Documents.
(b) Holder subordinates to the Senior Lenders any security interest or lien that Holder may have in any property or assets of the Company and the Material Subsidiaries, including the security interests and liens granted by the Company and the Material Subsidiaries to Holder pursuant to the Security Agreement. Notwithstanding the respective dates, order or time of attachment or perfection of the security interest of Holder and the security interest of the Senior Lenders, the security interest of the Senior Lenders in the Collateral (as defined in that certain Security Agreement by and between the Company, the Material Subsidiaries and the Senior Lenders, dated as of September 25, 2024) shall at all times be prior to the security interest of Holder. The lien priorities set forth in the immediately preceding sentence shall not be altered or otherwise affected by any failure to perfect the Senior Lenders’ security interest in the Collateral, by the avoidance or invalidation of the Senior Lenders’ security interest, or by any other action or inaction which the Senior Lenders may take or fail to take with respect to the Collateral.

Section 10. Omnibus Amendment to Security Agreement and Subsidiary Guarantee; Reaffirmation. The Security Agreement and the Subsidiary Guarantee are each hereby amended such that that all references therein to the “Note” shall mean this Amended and Restated Note, and all “Obligations” (as defined in the Security Agreement) and “Guaranteed Obligations” (as defined in the Subsidiary Guarantee) shall include all obligations under this Amended and Restated Note, including the Additional Principal Amount, all accrued and future interest, and all other amounts owing hereunder; and each of the Company and the Material Subsidiaries hereby acknowledges, ratifies and reaffirms all of its obligations under the Security Agreement and Subsidiary Guarantee, as applicable, acknowledges, ratifies and reaffirms the Liens and security interests granted under the Security Agreement and the guarantees of the Guaranteed Obligations under the Subsidiary Guarantee and agrees that such Liens, security interests and guarantees continue in full force and effect and secure and support all such Obligations and Guaranteed Obligations, as applicable, and agrees that this Amended and Restated Note shall not constitute a novation, release, impairment or other limitation of any obligation, guarantee, Lien or security interest thereunder.

Section 11. Post-Closing Conditions. The Company shall (i) deliver to Holder a fully executed blocked account control agreement in form and substance reasonably acceptable to the Holder with respect to a deposit account of the Company (such account, the “Blocked Deposit Account”), and (ii) deposit the Additional Principal Amount into the Blocked Deposit Account, in each case within fourteen (14) days after the Amendment Closing Date (or such later date as Holder may agree in its sole discretion).
Section 12. No Novation; Acknowledgement of Indebtedness. This Amended and Restated Note amends, restates, supersedes and replaces, in its entirety, the Original Note. This Amended and Restated Note shall not constitute a novation of the Original Note or the indebtedness evidenced thereby, but rather an amendment and restatement and replacement of the Original Note, and this Amended and Restated Note shall re-evidence the indebtedness outstanding under the Original Note as described herein. The parties acknowledge that (a) the Original Principal Amount of $2,000,000 was advanced on the Original Issue Date, (b) interest in the amount of $36,350.39 has accrued on the Original Principal Amount from the Original Issue Date until the date hereof and (c) the additional principal amount of $1,000,000 shall be advanced on the Amendment Closing Date, for an aggregate original principal amount of $3,036,350.39 outstanding hereunder as of the Amendment Issue Date.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Subordinated Secured Promissory Note to be duly executed by a duly authorized officer as of the Amendment Issue Date.

FATHOM HOLDINGS INC.
By: /s/ Marco Fregenal Name: Marco Fregenal Title: Chief Executive Officer Address for delivery of Notices:
2000 Regency Parkway Drive, Suite 300
Cary, NC 27518
Attention: Marco Fregenal
Email:
\

[Signature Page to Amended and Restated Subordinated Secured Promissory Note]

Acknowledged and Agreed (solely with respect to Section 10): E4:9 Holdings LLC
By:	/s/ Marco Fregenal
Name:	Marco Fregenal
Title:	President

IntelliAgent, LLC
By:	/s/ Marco Fregenal
Name:	Marco Fregenal
Title:	Manager

Fathom Realty Holdings LLC
By:	/s/ Marco Fregenal
Name:	Marco Fregenal
Title:	Manager

Verus Holdings Inc.
By:	/s/ Marco Fregenal
Name:	Marco Fregenal
Title:	President

[Signature Page to Amended and Restated Subordinated Secured Promissory Note]

Acknowledged and agreed by Holder as of the Amendment Issue Date:
BED BATH & BEYOND, INC.
    By: /s/ Marcus Lemonis     Name: Marcus Lemonis
Title: Executive Chairman and Chief Executive Officer
Address for delivery of Notices: 433 W Ascension Way, Suite 300,
Murray, UT 84123 Attention: Legal Department Email:

[Signature Page to Amended and Restated Subordinated Secured Promissory Note]